Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated July 9, 2025 in this registration statement on Form S-8 with respect to the consolidated financial statements of NaaS Technology Inc. and its subsidiaries as of and for the years ended December 31, 2024 and 2023 filed with the Securities and Exchange Commission.

/s/Enrome LLP

Singapore June 5, 2026

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
1607647678.2	GB Building Singapore 069542	www.enrome-group.com